No. **PVT-JZUYP5Y**

CERTIFICATE OF INCORPORATION

I hereby **CERTIFY** that,

AMERICA TOWNE MOMBASA LIMITED

is on this date 20 Dec 2017 Incorporated under the Companies Act, 2015 and that the Company is a **PRIVATE LIMITED COMPANY.**

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Registrar Of Companies